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                                                           Exhibit 23-1


                          Consent of Independent Accountants


We consent to the incorporation by reference in this Form 8-K of our report, dated February 9, 1996 on our audits of financial statements of Health Insurance of Vermont, Inc. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995.


/s/ Coopers & Lybrand L.L.P.


Albany, New York
September 16, 1996